                    AMENDED AND RESTATED EMPLOYMENT CONTRACT
                    ----------------------------------------





        THIS AMENDED AND RESTATED EMPLOYMENT CONTRACT ("Agreement") is dated the 7th day of November, 1996, by and among PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO"), NIA CORPORATION, a Colorado corporation ("NIA"), PROVIDENT AMERICAN LIFE & HEALTH INSURANCE COMPANY, a Pennsylvania domiciled insurance company ("PALHIC") (formerly known as UNION BENEFIT LIFE INSURANCE COMPANY ("UBLIC")), and JAMES O. BOWLES, an individual ("Employee"), c/o NIA Corporation, 1620 Kipling Street, Lakewood, Colorado 80215.


                                   BACKGROUND
                                   ----------

        A. Employee, NIA, and UBLIC (now known as PALHIC) entered into an Employment Contract dated as of May 17, 1996 (the "Employment Contract") pursuant to which Employee became employed as the President of NIA, ABC, and UBLIC.

        B. Effective as of October 1, 1996, Employee was appointed as President of PAMCO and Provident Indemnity Life Insurance Company ("PILIC"), in addition to PALHIC, NIA and ABC, and such other subsidiaries or affiliates as are from time-to-time designated in writing as coming within the scope of the obligations to be performed under this Agreement, and the parties are desirous of amending and restating the Employment Contract as hereinafter set forth to provide for the payment to Employee of compensation in an amount which is fair and reasonable for the additional duties to be performed. For purposes hereof, the term "Company" shall mean PAMCO, PILIC, PALHIC, NIA, ABC, and such other subsidiaries or affiliates as are from time-to-time designated in writing as coming within the scope of the obligations to be performed under this Agreement.


        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

               1.     TERMS AND DUTIES OF EMPLOYMENT.
                      -------------------------------

                     a. Term. The Company hereby employs Employee for a term commencing effective as of October 1, 1996 through September 30, 1998, unless terminated earlier as hereinafter provided. Thereafter, the Company extend the term of this Agreement on a year-to-year basis by action of the Board of Directors of the Company taken prior to the end of any then current term, provided Employee is in agreement with such extension.


                     b. Duties. Employee shall be employed as President of the Company, and in such capacity, he shall perform such duties and responsibilities as are customarily performed by an officer in that capacity, including but not limited to the overall responsibility for the successful operation and management of the Company and its marketing of insurance products, as well as such other duties and responsibilities as may be reasonably determined and assigned to him from time-to-time by the Board of Directors of the Company. Employee hereby accepts such employment and agrees to perform all duties and responsibilities as may be reasonably required of him. In addition, Employee agrees to accept appointment as an officer or director of any other subsidiary or affiliate of PAMCO.

               2. EXCLUSIVE EMPLOYMENT. During his employment pursuant to this Agreement, Employee shall devote his principal business time, attention, energy, skill, and best efforts to the business and affairs of the Company, and his duties under this Agreement to the exclusion of active work in other business interests (except passive investments by Employee) and shall perform faithfully to the fullest extent of his ability all of the duties which relate to his position of employment with the Company, subject to reasonable vacations compatible with his position.

               3.     COMPENSATION AND REIMBURSEMENT OF EXPENSES.
                      ------------------------------------------

                      a. For all services rendered by Employee under this Agreement, and in addition to other monetary or other employee benefits, Company shall pay Employee the following amounts:

                              (1) Base Salary. Employee shall be paid a base
salary in the amount of $195,000 for the period commencing as of May 17, 1996 and ending May 17, 1997, which shall be increased at the end of each subsequent twelve (12) month period during the term of this Agreement by a minimum of the increase in the Cost of Living Index (as defined herein) ("Base Salary"). For purposes of this Agreement, the term "Cost of Living Index" shall refer to the percentage change (increases only) of the Consumer Price Index ("CPI"), all items, for the City of Philadelphia, Pennsylvania, compiled by the United States Department of Labor, Bureau of Labor Statistics, Washington, D.C., or its successor index. If at the time of adjustment the CPI is no longer reported or its basic principle has been altered, an alternative method shall be used to equitably reflect the percentage of increase in the cost of living.

                              (2) Incentive Compensation. In addition to the
compensation described in subparagraph (1) above, Employee may be eligible to receive additional compensation in the form of an annual incentive bonus, if such has been recommended and approved by the Executive Committee or the Board of Directors of the Company. The amount of the annual incentive bonus, if any, is subject to a formula that has been approved by the Board of Directors of the Company. Any annual incentive bonus awarded to Employee shall be paid to Employee as soon as practicable after the end of the fiscal year of the Company for which such incentive bonus has been awarded.

                              (3)    Additional Benefits.
                                     -------------------

                                     (a) Employee shall be included in the
Company's group life, health, disability, major medical, and other insurance coverages provided to the Company's employees during the term of this Agreement and any renewal thereof. Employee shall also be included as a member in any profit-sharing, pension, retirement, or other employee benefit plan which may be adopted by the Company during the term of this Agreement or any renewal thereof, provided such plan applies to other employees of the Company and Employee has met the qualification requirements thereof.

                                     (b) Paid vacation of four (4) weeks, which
vacation shall be taken at such times as are mutually convenient to Employee and the Company. Employee shall not be entitled to carry over any unused vacation accrued during any calendar year to any succeeding year, unless approved in advance by the Company.

                                     (c) Upon submission of receipts and proper
documentation, the Company hereby agrees to reimburse Employee for expenses incurred by Employee in connection with business travel, including parking, tolls, mileage, lodging and meals, business entertainment, dues, subscription fees, and membership fees to any professional association or organization related to the Company's business of which Employee is a member or shall become a member during the term hereof or any renewal thereof.

                                     (d) During the term of this Agreement, the
Company shall provide Employee with an automobile for his exclusive use for business purposes. The selection of the make and model of an automobile shall be at the discretion of Employee with the cost of the vehicle not to exceed $500 per month.

                                     (e) In the event that Employee, during the
term of this Agreement, is transferred to a new principal place of work, the Company shall be liable only for such moving and traveling expenses as are duly authorized in advance in writing given to Employee by the Company in accordance with the then regular policy of the Company.

               4. GRANT OF OPTIONS TO PURCHASE SHARES OF PAMCO'S COMMON STOCK. Employee shall be granted an option to purchase 50,000 shares of PAMCO's Common Voting Stock, $.10 par value, at the mean between the bid and ask price as of the date hereof, under the 1996 Employee Incentive Stock Option Plan, which option is exercisable in its entirety as of the date of grant. From time-to-time PAMCO may grant additional options to purchase shares of PAMCO's Common Stock to Employee.

               5. TERMINATION OF EMPLOYMENT. Notwithstanding anything to the contrary contained herein, Employee's employment hereunder:

                      a. Shall be automatically terminated effective on the date of Employee's death.

                      b. May be terminated by Employee by written notice to the Company, in which event such termination shall become effective 30 days after the giving of notice, or earlier as may be specified by the Company after receipt of Employee's notice of termination.

                      c. May be terminated by the Company for cause upon 30 days' prior written notice to Employee, such termination to become effective as provided in the written notice. As used herein, the term "for cause" shall be defined as follows: If at any time during the term of this Agreement or while any termination compensation benefits are being paid to Employee hereunder, Employee shall: (i) fail or become unable to perform any of his duties hereunder due to illness or other incapacity and such illness or incapacity shall continue for a period of more than 180 days; (ii) become incompetent, suffer from alcohol or drug addiction, insubordination, gross negligence, any violation of any express direction of the Company's senior management or Board of Directors of any reasonable rule or regulation established by the Company regarding the conduct of its business, which violation shall not be cured within 10 days after written notice thereof to Employee, (iii) commit any act of malfeasance or wrongdoing affecting the Company, PAMCO, or any of their subsidiaries or affiliates, (iv) breach or violate any covenant not to compete or any other term or provision of this Agreement, or (iv) engage in any act of disloyalty or any conduct clearly tending to bring discredit upon the Company, PAMCO, or any of their subsidiaries or affiliates.

                      d. Employee's employment hereunder may also be terminated without cause by the Company by written notice to Employee, and such termination shall become effective as provided in such notice, provided, however, that upon such termination, Employee shall be entitled to the termination compensation payments described in Paragraph 6 below.

               6. TERMINATION COMPENSATION BENEFITS. If this Agreement is terminated by the Company without cause (as specified in Paragraph 5.d hereof), Employee agrees that in lieu of any other compensation or payment, and as liquidated damages, and in complete satisfaction of any and all liabilities which the Company may have or have had to Employee, the Company shall pay Employee and Employee shall accept an amount equal to the Base Salary in effect on the date of termination for the balance of the term of this Agreement, which amount shall be payable, at the option of the Company, either as and when such Base Salary would have been paid pursuant to this Agreement, or in a lump-sum payment. Upon the payment of the amount set forth herein, each party agrees to and does release the other party, its subsidiaries, affiliates, successors and assigns, if any, from all liabilities, damages, claims, or demands of any kind whatsoever arising as a result of the employment of Employee by the Company, excepting and excluding therefrom the obligations of Employee pursuant to the provisions of Paragraph 7 hereof.

               7.     RESTRICTIVE COVENANTS.
                      ---------------------

                      a. Agreement to Keep Confidential. Employee acknowledges that he will be subject to certain restrictive covenants concerning his employment. In consideration of the terms of this Agreement, Employee acknowledges and agrees that he will acquire confidential information of a special and unique nature and value relating to the intentions, plans, procedures, confidential reports, financial resources, shareholders, investors, and prospective business of the Company and any of its subsidiaries or affiliates. In this regard, Employee hereby agrees that he will not:

                              (1) persuade or attempt to persuade any customer
of the Company or any of their subsidiaries or affiliates to cease doing business with the Company or any of its subsidiaries or affiliates or persuade or attempt to persuade any potential customer not to become a customer of the Company or any of its subsidiaries or affiliates;

                              (2) persuade or attempt to persuade any employee
of the Company or any of its subsidiaries or affiliates to leave the employ of the Company or any of its subsidiaries or affiliates, or to become employed by any person, firm, or corporation other than the Company or any of its subsidiaries or affiliates;

                              (3) divulge to anyone (other than the Company or
any of its subsidiaries or affiliates or any person employed or designated in writing by the Company or any of its subsidiaries or affiliates), make any unauthorized use of, or publish or use for their benefit or to the detriment of the Company or any of its subsidiaries or affiliates, any knowledge or information of any type whatsoever of a confidential nature relating to the businesses of the Company or any of its subsidiaries or affiliates.

                      b. Covenant Not to Compete. In recognition of the foregoing agreements, in the event that Employee's employment pursuant to this Agreement is terminated for any reason by either party:

                              (1) if the termination is by reason of the
resignation of Employee as an employee or his termination by the Company for cause (as defined in Paragraph 5.c above), Employee agrees that he shall not for period of twelve (12) months following the date of such termination or resignation, within a geographic limit of 50 miles of any location of the Company or any of its subsidiaries or affiliates, or any agency, directly or indirectly own, manage, operate, consult, join, control, invest in, be employed by, or participate in the formation, ownership, management, operation or control of, or be connected in any manner with, any existing or proposed insurance company, insurance holding company, or any investor group forming or proposing to form either an insurance company or insurance holding company that engages in business that competes with the business of the Company or any of its subsidiaries or affiliates; and

                              (2) if the termination of Employee is by the
Company without cause, Employee agrees that the period of non-competition described in subparagraph (1) above shall be void.

                      c. Specific Enforcement. The parties recognize that the services rendered by Employee hereunder are special, unique, and of an extraordinary character, and in the event of Employee's breach of the terms and conditions of this Agreement, or in the event Employee shall leave Company's employment and breach the terms and conditions of this Agreement, Employee consents to and authorizes the Company to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Employee from performing services in violation hereof during the term of this Agreement or the 12-month period specified in this Agreement. The parties agree that the period and geographic areas of restriction imposed upon Employee by this Agreement are fair and reasonable and are reasonably required for the protection of the Company and its goodwill.

               8.     MISCELLANEOUS
                      -------------

                      a. Assignment. This Agreement shall not be assignable by either party, except that without the prior written consent of the other party:

                              (1) It may be assigned by the Company to any
person or entity acquiring all or substantially all of the assets thereof; and

                              (2) It may be assigned by Employee as to his right
to payment, but not as to any of his obligations hereunder; and

                              (3) Company shall have the right to assign all or
any portion of its rights hereunder to any other subsidiary or affiliate of the Company.

                      b. Severability of Provisions. If any of the provisions of this Agreement or the application of any such provision shall for any reason be held invalid by a court of competent jurisdiction, such invalidity shall not affect or impair any other provision, it being the intention of the parties that such other provisions shall be and remain in full force and effect.

                      c. Compliance and Confidentiality. Employee agrees to comply with all laws and regulations in the conduct of his duties and obligations under this Agreement, and to comply with all regulations, resolutions, and policies of the Company.

                      d. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any office of the United States Postal Service enclosed in a certified postage-paid envelope addressed to the respective party at the addresses set forth below or to such changed address as such party may have fixed by notice to the other party, provided, however, that any notice or change of address shall be affected only upon receipt and further provided that any notice may be personally delivered to the respective party by the party giving notice in lieu of being mailed.

                      e. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, and any corporation which may acquire all or substantially all of the Company's assets or into which the Company may be consolidated or merged, and upon Employee, his heirs, executors, administrators and legal representatives.

                      f. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                      g. Entire Agreement/Amendments. This Agreement represents the entire agreement of the parties, and supersedes all prior understandings and agreements between the parties, including the Employment Contract dated as of May 17, 1996. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                      h. Waiver. The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or conditions, but the obligations of either party with respect thereto shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year above first written.


                                     PROVIDENT AMERICAN CORPORATION
Attest:


                                     By:
------------------------------           ---------------------------------
M. F. Beausang, Jr., Secretary              Alvin H. Clemens, Chairman and
                                            Chief Executive Officer

[SEAL]

                                     PROVIDENT AMERICAN LIFE & HEALTH
                                     INSURANCE COMPANY
Attest:

                                     By:
------------------------------           ---------------------------------
M. F. Beausang, Jr., Secretary              Alvin H. Clemens, Chairman and
                                            Chief Executive Officer
[SEAL]

                                     NIA CORPORATION
Attest:


                                     By:
David W. Ward, Secretary                    James O. Bowles, President


                                     EMPLOYEE:
WITNESS:


-------------------------------     ----------------------------------- (SEAL)
                                             JAMES O. BOWLES